AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2008
REGISTRATION NO. 333-147629

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Majic Wheels Corp.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	3944	98-0533882
(State or other jurisdiction of	Primary Standard Industrial	IRS Employee
incorporation or organization	Classification Code	Identification No.

c/o Benny Resheff
28 Rembrandt St.
Tel Aviv, Israel
Phone number: 972-(3) 5759001
Fax number: 972-(3) 5759006
(Address and telephone number of Registrant's principal executive offices)

Majic Wheels Corp.
c/o Intercorp Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, and telephone number of agent for service)

Copies to:

SRK Law Offices
12 Hamada St.
Rehovot, Israel
76703
Tel. 972-8-9360999
Fax 972-8-9366000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock,
$0.0001 par value	2,000,000	$0.08	$160,000	$14.72
Total	2,000,000	$0.08	$160,000	$14.72

(1) There is no current market for the securities. Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) to the Securities Act of 1933, the Registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.08 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated January 31, 2008

Majic Wheels Corp.

Up to a Maximum of 2,000,000 Shares of Common Stock at $0.08 Per Share

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.08 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. We are offering our shares of common stock on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the Shares being offered. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.08 per share. If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $160,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions or any other form of compensation for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, ___, 2008.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
OUR COMPANY	4
OUR DIRECT PUBLIC OFFERING	5
THE OFFERING	5
SELECTED SUMMARY FINANCIAL DATA	6
BALANCE SHEET	6
RISK FACTORS	7
RISKS RELATING TO OUR COMPANY	7
RISKS RELATING TO OUR COMMON STOCK	12
USE OF PROCEEDS	13
PERCENT OF NET PROCEEDS RECEIVED	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
OUR BUSINESS	15
GENERAL DEVELOPMENT	15
BUSINESS SUMMARY AND BACKGROUND	16
THIRD-PARTY MANUFACTURERS	16
INTELLECTUAL PROPERTY	16
COMPETITION	16
EMPLOYEES	17
TRANSFER AGENT	17
RESEARCH AND DEVELOPMENT	17
DESCRIPTION OF PROPERTY	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	17
PLAN OF OPERATION	17
GENERAL WORKING CAPITAL	18
OTHER	18
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS	18
OFF-BALANCE SHEET ARRANGEMENTS	19
INFLATION	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	19
MARKET INFORMATION	19
SECURITY HOLDERS	20
DIVIDEND POLICY	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	20
DIRECTORS AND EXECUTIVE OFFICERS	20
AUDIT COMMITTEE AND EXPERT	21
CODE OF ETHICS	21
POTENTIAL CONFLICTS OF INTEREST	21
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	21
EXECUTIVE COMPENSATION	22
SUMMARY COMPENSATION	22
OUTSTANDING EQUITY AWARDS	22
COMPENSATION OF DIRECTORS	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
DIRECTOR INDEPENDENCE	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

LEGAL PROCEEDINGS	24
DESCRIPTION OF SECURITIES	25
OUR COMMON STOCK	25
OUR PREFERRED STOCK	25
PLAN OF DISTRIBUTION	25
OFFERING PERIOD AND EXPIRATION DATE	26
PROCEDURES FOR SUBSCRIBING	26
RIGHT TO REJECT SUBSCRIPTIONS	27
UNDERWRITERS	27
REGULATION M	27
SECTION 15(G) OF THE EXCHANGE ACT	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	28
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
LEGAL MATTERS	28
EXPERTS	28
INTEREST OF NAMED EXPERTS AND COUNSEL	28
AVAILABLE INFORMATION	28
PART II
FINANCIAL STATEMENTS	F-1
INFORMATION NOT REQUIRED IN PROSPECTUS	I-1
SIGNATURES	I-5

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Majic Wheels Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

We were incorporated in Delaware on March 15, 2007 and are a development stage company. We plan on developing, manufacturing and marketing a radio-controlled toy vehicle capable of climbing inclined and vertical surfaces (the “Product”). We do not currently have a working prototype of our Product, but intend to create one by the end of the second quarter of 2008. Subsequently, we plan to engage an independent manufacturer to manufacture our Product at low cost. Our current expectation is that the Product will be manufactured in China, which offers the most cost-effective manufacturing option. We plan to generate revenue by engaging marketing companies to introduce the Product to large wholesale toy companies in China and the United States. We also plan to market our Product and generate revenues through internet distributors of children toys. We expect that the Product's retail price to the consumer will be between $50 and $60.

On June 21, 2007, we entered into an exclusive worldwide patent licensing agreement (the "Patent Licensing Agreement") with Michael Taft, the original inventor, in relation to a patented technology (IL Patent Number: 148794 and PCT/IL06/00498) ("Patented Technology") that we plan on using to create the Product in exchange for a commitment to pay Mr. Taft 4.5% of gross sales proceeds from sales of units of the Product, payable within 30 days of the end of each quarter.

On June 20, 2007, we entered into an agreement with Idea Plus Ltd. and Global Sourcing and Marketing LLC to acquire the sub-licensing and marketing rights previously granted to these entities by Mr. Taft in exchange for the payment of $60,000 payable by December 31, 2007 (the “Marketing Rights Agreement”). The Marketing Rights Agreement was amended on December 26, 2007 to extend the payment obligation to June 30, 2008. The Marketing Rights Agreement also entitles Global Sourcing and Marketing LLC to purchase 100,000 units of the Product per year per year at cost plus fifteen percent (excluding any value added taxes) for a period of five years from June 30, 2007. The initial term of the Marketing Rights Agreement is for five years from June 21, 2007, and can be extended at the option of the Company for an additional five year term. As of September 30, 2007, we have paid $10,000 in connection with the Marketing Rights Agreement, with the remaining $50,000 due on June 30, 2008.

Our principal offices are located at 28 Rembrandt St., Tel Aviv, Israel. Our telephone number is 972-(3)5759001. Our registered office in Delaware is located at c/o Delaware Intercorp, Inc., 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp, Inc. All references to "we," "us," "our," or similar terms used in this prospectus refer to Majic Wheels Corporation. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 2,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.08 per share. If all of the shares offered by us in this public offering are purchased, the gross proceeds before deducting expenses of the offering will be up to $160,000. The expenses associated with this offering are estimated to be $20,015 or approximately 12.5% of the gross proceeds of $160,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

THE OFFERING

Total shares of common stock outstanding prior to the offering	8,000,000 shares

Shares of common stock being offered by us	2,000,000 shares

Total shares of common stock outstanding after the offering	10,000,000 shares

Use of proceeds:
Gross proceeds from the sale of up to 2,000,000 shares of our common stock being offered in this Registration Statement will be $160,000. The proceeds from the sale of our shares will be used to (i) complete payment of remaining payments due pursuant to the Marketing Rights Agreement, and (ii) allow us to develop a fully operational prototype of the device and attempt to bring the Product to market.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

For the Period
From Inception
(March 15, 2007)
Through
September 30, 2007
(Audited)
Statement of Operations:

Total revenues	$-

Total operating expenses	$8,357

(Loss) from operations	$(8,357)

Net (loss)	$(8,357)

(Loss) per common share	$(0.00)

Weighted average number of common
shares outstanding - Basic and diluted	4,120,000

As of
September 30, 2007
(Audited)

Balance Sheet:

Cash in bank	$5,664

Total current assets	$5,664

Total assets	$85,179

Total current liabilities	$92,736

Total liabilities	$92,736

Total stockholders' (deficit)	$(7,557)

Total liabilities and stockholders' equity	$85,179

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on March 15, 2007, for the purpose of engaging in the development, manufacture, and sale of a radio-controlled toy vehicle which uses a patented technology that allows the vehicle to climb inclined and vertical surfaces. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a prototype of our radio-controlled toy vehicle, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the toy industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop a valid prototype of our radio-controlled toy vehicle.

We have never generated revenues. We intend to engage in the manufacture and distribution of a radio-controlled toy vehicle. We own the right to exploit the technology and patent for a radio-controlled toy vehicle. However, our radio-controlled toy vehicle is not currently available for sale. We intend to develop a fully workable prototype, which can then be used to develop and manufacture the actual product. We will rely on third parties to develop workable prototypes and to work with us to manufacture the product. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing a workable prototype of our radio-controlled toy vehicle. We cannot guarantee that we will ever be successful in developing a workable prototype or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
If we are unable to obtain funding for development of a valid prototype, and/or pay for the final sub-license acquisition payment we will have to delay development of our valid prototype and/or go change our line of business, which could result in the loss of your total investment.

We intend to use $50,000 of the potential $160,000 to be raised in this offering to make the remaining payments due to Global Sourcing and Marketing LLC pursuant to the Marketing Rights Agreement. As such, if we are unable to raise at least $96,000, we will not have the funds necessary to complete payment of the remaining fees due pursuant to the Marketing Rights Agreement, nor to engage a manufacturing company to work with us to produce a working prototype. If we raise only $96,000, we believe that we will have funds available to reach the basic goals of our business plan; however, we believe we will need an additional $64,000 in order to bring the product to market on a full-scale basis. Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations.

We may need to raise additional capital in the future in order to execute our business plan and fund the development and commercialization of our Product.

We may need to finance future cash needs through public or private equity offerings or debt financings.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants.   We cannot be certain that additional funding will be available on acceptable terms, or at all.  If adequate funds are not available from the foregoing sources, we may be required to delay, reduce the scope of, or eliminate one or more of our development programs or curtail some of our commercialization efforts.

4.
Delay in our payment to Global Sourcing and Marketing LLC pursuant to the Marketing Rights Agreement may result in termination of the Marketing Rights Agreement and the reinstatement of the previous agreement which granted Global Sourcing and Marketing LLC an exclusive, worldwide, perpetual license to the patented invention to be used in our proposed product. If the Marketing Rights Agreement is terminated, we may not be able to develop and market our product.

Our success is dependent upon our development and sale of a radio-controlled toy vehicle that is based on patented technology previously sub-licensed to Global Sourcing and Marketing LLC and Idea Plus Ltd. Pursuant to the terms of the Marketing Rights Agreement, we have made the first two installment payments due to Global Sourcing and Marketing LLC. According to the amended Marketing Rights Agreement dated December 26, 2007, if we do not transfer the final installment payment of $50,000 by June 30, 2008, Global Sourcing and Marketing LLC may terminate the Marketing Rights Agreement and such termination could force us to cease operations.

5.	We may be required to pay liquidated damages or forfeit our right to continue to use the underlying patent for our Product if we are unable to meet certain sales quotas set forth in the agreement.

An important part of our business involved obtaining a patent license to use a registered patent to produce our radio controlled toy vehicle. The Patent Licensing Agreement we entered into to obtain these rights requires us to pay minimum royalties and such minimum amounts may be greater than what we are ultimately able to realize from actual sales of our Product. Pursuant to the terms of the agreement, failure to meet certain sales quotas could result in either the forfeiture of our rights pursuant to the agreement, or our paying significant shortfall amounts as liquidated damages. Our financial condition and results of operations could be significantly harmed if we are unable to achieve the minimum sales quotas set forth in the Patent License Agreement.

6.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial additional capital following the development of a valid workable prototype for our radio-controlled toy vehicle in order to market, arrange for the manufacturing of, and sell our product. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

7.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise at least $96,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from March 15, 2007, through September 30, 2007, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on March 15, 2007, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise at least $96,000 from our offering, we may have to suspend or cease operations within twelve months.   Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

8.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable prototype of our product and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

9.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

10.
As a development stage company, we may experience substantial cost overruns in manufacturing and marketing our product, and we may not have sufficient capital to successfully complete the development and  marketing of our product .

We may experience substantial cost overruns in manufacturing and marketing our product, and may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion.

11.	We will rely on third parties to develop a prototype and to manufacture our proposed product.

We will rely on third parties to develop a prototype. We intend to work with Chinese manufactures to manufacture the Product. If we are unable to enter into manufacturing or distribution agreements, or if our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our product as planned. In addition, we may not be able to contract with third parties to manufacture our product in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our radio-controlled toy vehicle, which would result in losses of sales and goodwill.

12.
We intend to manufacture our Product in China despite recent high profile recalls of toys manufactured in China. If our  Product is subject to a recall, we would incur added costs and our reputation would be severely harmed, which could cause our  business to fail.

We intend to sell our Product in markets subject to regulation by the Consumer Product Safety Commission and similar state and international regulatory authorities, and our Products could be subject to involuntary recalls and other actions by these authorities. We intend to manufacture our Product in China. If the manufacturers with whom we contract to produce our Product fail to meet the required quality and safety standards promulgated by Consumer Product Safety Commission and other regulatory authorities, our Product may be subject to recall. In addition, defects or errors in our Product may be discovered after its production and sale to customers. These defects or errors could result in the rejection of our Product by customers, damage to our reputation, lost sales, diverted development resources and increased customer service and support costs, any of which could harm our business or cause our business to fail.

13.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The toy industry is highly competitive. Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

14.	Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

15.	Changing consumer preferences may negatively impact our business

The Company's success is dependent upon the appeal of its toy product. Consumer preferences with respect to toy products are continuously changing and are difficult to predict As a result of changing consumer preferences, many toys are successfully marketed for only one or two years, if at all. We cannot assure you that our product will achieve customer acceptance or will continue to be popular with consumers for any significant period of time, or that our products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce, and gain customer acceptance of the Company’s toy product. The failure of our product to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

16.	Seasonality of toy sales.

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors that are outside the Company's control, including the seasonality of toy sales and economic conditions specific to the toy industry. Sales in the traditional toy industry are significantly higher in the fourth calendar quarter of each year (due to the December holiday season) than in the preceding three quarters. This means that the Company’s results may suffer in future non-holiday retail periods, which may affect our share price as well as adversely affect our business results.

17.
Because our Directors and officers have no experience in running a company that sells radio-controlled toy vehicles, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to manufacture, market, and sell a radio-controlled toy vehicle. Benjamin Resheff and Lavi Krasney, our current Directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that sells radio-controlled toy vehicles. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

18.
Because Lavi Krasney and Benjamin Resheff have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic  interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Benjamin Resheff and Lavi Krasney, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that either our Directors and/or officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

19.	Our Directors own 47.50% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 47.50% of our outstanding common stock. If all of the 2,000,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 32% of our outstanding common stock.

20.	Mr Benjamin Resheff, our Secretary and Director, may face a conflict of interest if we fail to make payment pursuant to the Marketing Rights Agreement.

Benjamin Resheff, our Secretary and Director, is also the President of Idea Plus Ltd., one of the companies from which we have acquired sub-licensing and marketing rights. Mr. Resheff may have conflicting interests, which could be to our detriment, if we fail to make payment to Global Sourcing and Marketing LLC pursuant to the terms of the Marketing Rights Agreement. Under such circumstances, Global Sourcing and Marketing LLC may terminate the Marketing Rights Agreement, which could have a material adverse effect on our operations and may result in the loss of your investment.

21.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

22.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our radio-controlled toy vehicle device in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

23.	You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Our operations are in Israel. Our Directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. In addition, the courts in the country where we are located (Israel) may not permit lawsuits for the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our Company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons as opposed to domestic persons or entities.

24.	If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The toy product that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when we commence distribution of our product that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

25.	We may become subject to burdensome governmental regulation.

As a toy manufacturer, we are subject to the provisions of, among other laws, the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act. These acts empower the CPSC to protect the public against unreasonable risks of injury associated with consumer products, including toys and other articles. The CPSC has the authority to exclude from the market articles, which are found to be hazardous and can require a manufacturer to repair or repurchase such toys under certain circumstances. Any such determination by the CPSC is subject to court review. Violations of these acts may also result in civil and criminal penalties. Similar laws exist in some states and cities in the U.S. and in many jurisdictions throughout the world. While we believe that we will be able to substantially comply with these laws, these laws will place an added burden on our operations and any non-compliance will adversely affect our business.

26.
Our development of the radio controlled toy vehicle is tied to the patent granted pursuant to the Patent Licensing Agreement, which has an initial term of 5 years and may be extended for an additional 5 years if we meet the minimum quota requirements We may be unable to complete our development, manufacturing, and commercialization plans during such time period, and any failure to do so will significantly harm our business plans, prospects and financial condition.

The development, manufacture, and commercialization of our radio controlled toy vehicle within the term of the Patent Licensing Agreement depend on a number of factors, including:

·	further product development;

·	development of a relationship with a third party manufacturer in China;

·	managing the initial production line and demonstrating efficiencies that will make our products attractively priced; and

·	developing and managing relations with third party distributors in China and the United States.

To date, we have focused primarily on acquiring a license to the patent granted pursuant to the Patent Licensing Agreement. We do not know whether we will be able to commercialize the toy within the term of the Patent Licensing Agreement. If we fail to market and distribute the toy within the term of the Patent Licensing Agreement, you may lose some or all of your investment.

RISKS RELATING TO OUR COMMON STOCK

27.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

28.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in  our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

29.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

30.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

Risks Relating to Operating in Israel

31.	We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

Our operations and our officers and Directors are located in Israel. In addition, any disputes relating to the Patent License Agreement and the Marketing Rights Agreement are to be governed by the laws of the State of Israel and shall be subject to the exclusive jurisdiction of courts in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have not achieved a peaceful resolution of the conflict. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the region.

Further, Israel was engaged in an armed conflict with Hezbollah in the summer of 2006, a Lebanese Islamist Shiite militia group, which involved thousands of missile strikes and disrupted most day-to-day civilian activity in northern Israel. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions and could significantly harm our results of operations.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.08 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,015 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	60%	80%	100%
Shares Sold	1,200,000	1,600,000	2,000,000
Gross Proceeds	$96,000	$128,000	$160,000
Less Offering Expenses	$(20,015)	$(20,015)	$(20,015)
Net Offering Proceeds	$75,985	$107,985	$139,985

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	60%	80%	100%
Working capital	$5,985	$17,985	$39,985
Prototype development costs	$20,000	$20,000	$20,000
Marketing Rights Agreement payment	$50,000	$50,000	$50,000
Sales and Marketing costs	$-	$20,000	$30,000
Total	$75,985	$107,985	$139,985

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.08 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value of our common stock as of September 30, 2007 (before consideration of the proceeds from this offering) was $(87,072) or $(0.01) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2007. Our net tangible book value, as adjusted to give effect for the receipt of net proceeds from the sale of 2,000,000 shares of common stock for $0.08, is $52,878 (after deducting estimated offering expenses of $20,015), or $0..01 per shares. This represents an immediate increase of $0.02 per share to existing stockholders and an immediate and substantial dilution of $0.07 per share, or approximately 87.5%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of September 30, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.08 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	8,000,000	80%	$800
New Investors	2,000,000	20%	$160,000
Total	10,000,000	100%	$160,800

OUR BUSINESS

GENERAL DEVELOPMENT

We were incorporated in Delaware on March 15, 2007, and we are a development stage company. We intend to engage in the manufacture and distribution of a radio-controlled toy vehicle which uses a patented technology that allows the vehicle to climb inclined and vertical surfaces. The use of the patented technology in the Product will enable us to create a toy that seemingly challenges gravity and provides entertainment and fun.

We do not currently have a working prototype of our Product, but intend to create one by the end of the second quarter of 2008. Subsequently, we plan to engage an independent manufacturer to manufacture our Product at low cost. Our current expectation is that the Product will be manufactured in China, which offers the most cost-effective manufacturing option. We plan to generate revenue by engaging marketing companies to introduce the Product to large wholesale toy companies in China and the United States. We also plan to market our Product and generate revenues through internet distributors of children toys. We expect that the Product's retail price to the consumer will be between $50 and $60.

To date, we have not generated any revenues and our operations have been limited to organizational and start-up expenses. Since we were incorporated, we have executed a Patent Licensing Agreement for the licensing of a patent pertaining to the use of a substance with unique adhesive properties, executed a Marketing Rights Agreement for worldwide marketing rights pertaining to our product, issued common stock pursuant to subscription agreements, and commenced capital formation activity to effect this Registration Statement in order to raise capital of up to $160,000 from a self-underwritten offering of 2,000,000 shares of newly issued common stock in the public markets. We currently have no employees other than our officers, who are also our Directors.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Majic Wheels Corp., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Key Licensing and Marketing Agreements

Prior to our inception, Michael Taft patented a substance with unique adhesive properties in Israel (IL Patent Number: 148794 and PCT/IL06/00498). On September 28, 2007 Michael Taft filed a new patent application in the United States with the Patent and Trademark Office. We intend to integrate this Patented Technology into our Product.

On November 21, 2005, Mr. Taft entered into a distributor agreement with Idea Plus Ltd. and Global Sourcing and Marketing LLC ("Distributor Agreement"). The President of Idea Plus Ltd. is Mr. Benjamin Resheff, one of our Directors and officers. The Distributor Agreement granted to Global Source and Marketing LLC an exclusive, worldwide, perpetual license (with the right to sub-license). The Distributor Agreement was cancelled in a waiver document, enabling Michael Taft and us to sign the Patent Licensing Agreement on June 21, 2007.

On June 21, 2007, we entered into the Patent Licensing Agreement, which grants us an exclusive, world-wide license in the Patent rights for developing, manufacturing, marketing and selling the radio-controlled vehicle units for a period of 5 years, with an option, at our discretion, to extend the term for an additional five years. The agreement specifies that we will pay Michael Taft 4.5% of gross sales within 30 days of the end of each quarter. The agreement also requires us to meet sales quotas of at least 500,000 units in the aggregate for the first five years commencing as of June 21, 2007 and an additional sales quota of 100,000 units per annum during the five year renewal term. If we fail to meet any of these sales quotas, then Michael Taft may either terminate our rights under the Patent Licensing Agreement or require us to pay the royalties that would have been due had we met the relevant sales quota.

On June 20 2007, we entered into the Marketing Rights Agreement with Idea Plus Ltd. and Global Sourcing and Marketing LLC, in order to acquire the sub-licensing and marketing rights previously granted to them by Michael Taft, in exchange for $60,000 payable to Global Sourcing and Marketing LLC by December 31, 2007. As of December 31, 2007, we have paid $10,000 in connection with the Distribution Rights Agreement. The remaining $50,000 was due on December 31, 2007, but, pursuant to an addendum executed by the parties on December 26, 2007, the remaining payment obligation was extended to June 30, 2008. The agreement specifies that should we fail to pay Global Sourcing and Marketing LLC any payment required under the agreement, Global Sourcing and Marketing LLC may terminate the Marketing Rights Agreement and re-activate the Distributor Agreement signed between Michael Taft and Idea Plus Ltd. and Global Sourcing and Marketing LLC on November 21, 2005. The Marketing Rights Agreement also entitles Global Sourcing and Marketing LLC to purchase 100,000 units of the radio-controlled toy vehicle per year at cost plus fifteen percent (excluding any value added taxes) for a period of five years from June 30, 2007.

Our principal offices are located c/o Benny Resheff, 28 Rembrandt St, Tel Aviv. Our telephone number is 011- 972- (3)575-9001.

BUSINESS SUMMARY AND BACKGROUND

Through the use of the Patented Technology we expect that our Product will be able to climb inclined and vertical surfaces. More specifically, the Patented Technology relates to the use of a substance with unique adhesive properties which can be molded into various shapes, including tires for installation on radio controlled toy vehicles. Unlike current remote-controlled toy vehicles that can be driven on flat or inclined surfaces, our Product adds vertical surfaces to the dimensions in which to play and entertain. We expect that our Product will climb and cling to the surface of vertical walls without falling.

According to the International Council of Toy Industries, “Toys do more than entertain and keep children occupied. Properly chosen, they should aid a child's physical, mental, social and emotional development. Play is universally recognized as a vital part of learning and growing and, because toys are such an important ingredient of play, they are invaluable to a child's development into a mature, confident adult.”
See http://www.toy-icti.org/info/toysandchilddevelopment.html

According to a recent survey commissioned by the International Council of Toy Industries, the total value of world toy sales in 2006 was approximately US$67 billion and was expected to grow to US$71billion in 2007. The strongest growth is expected in Latin America, Asia and Eastern Europe. As of 2006, North America and Asia have represented over 50% of the world market sales.
See http://www.toy-icti.org

The Company intends to develop a working prototype, which can then be used to develop and manufacture the actual product. To develop the prototype, funds will be raised pursuant to this Registration Statement. The intention is to raise these additional funds by March 31, 2008 and complete the prototype development by the end of the second quarter of 2008. We expect to manufacture our Product in China, where, due to the low cost of manufacturing, a very large proportion of the world’s toys are manufactured. We intend to engage a third party manufacturer to manufacture our Product pursuant to strict guidelines that we will set during the development of our working prototype.

We also plan to consult with marketing companies to assist us with the development of marketing and distribution channels for the Product. These efforts will take many forms, including:

•	direct contact with major toy manufacturers,

•	direct sales via the Company’s website (www.majicwheels.com currently in development),

•	wholesale and retail contracts with third party manufacturers and sales outlets

THIRD-PARTY MANUFACTURERS

We will rely on third parties to develop a prototype and to work with us to manufacture the Product. Currently, we have identified key manufacturing partners in China that can be solicited for this purpose. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our Product as planned. In addition, we may not be able to contract with third parties to manufacture our Product in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our Product.

INTELLECTUAL PROPERTY

On June 21, 2007, we signed a Patent Licensing Agreement with Michael Taft, the original patent owner, licensing all rights, title and interest in, including a patent (granted in Israel ), for a radio-controlled toy vehicle. On September 28, 2007, a patent application was filed in the United States Patent and Trademark Office.

COMPETITION

There are several companies in the radio controlled toy vehicle field, including major toy manufacturers internationally. We are not, however, aware of any other company that has developed, manufactured, and/or marketed a device of a similar nature that incorporates a substance with unique adhesive properties which can be molded into various shapes, including tires for installation on radio controlled toy vehicles. Current models are limited to flat or inclined surfaces. When these toys are challenged by vertical angles, they either stop completely or flip over. We expect that our Product’s unique Patented Technology will enable our Product to overcome the challenges of even vertical surfaces, allowing the toy vehicle to climb walls without falling.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

As described above, we have entered into an exclusive patent licensing agreement for the patented technology on which our proposed toy product is based. In addition, as described above, we have entered into a Marketing Rights Agreement whereby we acquired certain distribution rights that had originally been granted to two other parties. On September 28, 2007, a patent application was filed in the United States Patent and Trademark Office.

In addition, we are developing our website and have registered www.majicwheels as our domain name. We intend to protect our software developments with copyright and trade secrecy laws.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

We will be subject to the provisions of the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act, among other laws. These acts empower the CPSC to protect the public against unreasonable risks of injury associated with consumer products, including toys and other articles. The CPSC has the authority to exclude from the market articles that are found to be hazardous and can require a manufacturer to repair or repurchase such toys under certain circumstances. Any such determination by the CPSC is subject to court review. Violations of these acts may also result in civil and criminal penalties. Similar laws exist in some states and cities in the U.S. and in many jurisdictions throughout the world.

EMPLOYEES

Other than our current Directors and officers, we have no other full time or part-time employees. If and when we develop the prototype for our radio-controlled toy vehicle device and are able to begin manufacturing and marketing, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

TRANSFER AGENT

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501.  Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623.  The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

RESEARCH AND DEVELOPMENT

We have not incurred costs to date and are not currently conducting any research and development activities. We do, however, have plans to undertake research and development activities during our first year of operation. Currently, all funding has been raised from the initial shareholders; however, we intend to raise additional funds pursuant to this offering in order to develop a working prototype. Our plan is to raise these funds by March 31, 2008 and to complete the prototype by the end of the second quarter of 2008. Following development of the prototype, we intend to initiate manufacturing of the Product in China according to strict guidelines that we plan to provide to the third party manufacturer.

If we are able to raise funds in this offering, we will retain one or more third parties to conduct research and development and to develop a working prototype of our Product. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description see "Plan of Operation."

DESCRIPTION OF PROPERTY

Our Principal executive offices are located at c/o Benny Resheff, 28 Rembrandt St, Tel Aviv, Israel. This location is the home of our Secretary, Treasurer and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

PLAN OF OPERATION

We are a development stage company that has licensed the technology and patent for a radio-controlled toy vehicle. The purpose of this product is to provide a toy that can continue to move, even over hard surfaces, steep inclines and vertical surfaces, thus lengthening and enriching the experience for the child or young adult.

Although we have not yet engaged a manufacturer to develop a working prototype of the radio-controlled toy vehicle, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately three to four months to construct a basic valid prototype of our product. Our current plan involves raising additional funding to produce the working prototype. We expect this financing phase of the business to be completed by March 31, 2008. We plan to use the initial funds to be raised pursuant to this offering to begin, production of a working prototype. We expect to complete this phase by the end of the second quarter of 2008. Once the working prototype has been successfully created and tested, we will be able to raise additional funds to cover the next phase of our operation, which will involve wide-scale manufacturing and marketing in international markets using a variety of local and international resources. To accomplish this goal efficiently, the Company plans to engage third-party manufacturing and marketing providers. Our current plan is to manufacture our Product in China and begin marketing the toys according to the plan developed with marketing experts. Our Product will also be available via the Company’s website (www.majicwheels.com), which website is currently under development.

If and when we have a viable prototype, depending on the availability of funds, we estimate that we would need approximately an additional four to six months to bring our Product to market. Our objective is to manufacture the Product ourselves through third party sub-contractors in China and market the Product as an off-the-shelf device, and/or to license the manufacturing rights to the Product and related technology to third party manufacturers who would then assume responsibility for marketing and sales. The Company website will also publicize and act as a marketing facility through which global sales can be generated.

Depending on the relative success of this offering, the following table details how we intend to use the net proceeds to execute our plan of operation. All amounts listed below are estimates.

	60%	80%	100%
Working capital	$5,985	$17,985	$39,985
Prototype development costs	$20,000	$20,000	$20,000
Marketing Rights Agreement payment	$50,000	$50,000	$50,000
Sales and Marketing	$-	$20,000	$30,000
Total	$75,985	$107,985	$139,985

We intend to use the proceeds of this offering in the manner and in order of priority set forth in the milestones provided below.

If less than $96,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Milestones

The following is a chronological check list of the milestones we hope to achieve over the next twelve months.

January - March 2008

During the first three months we plan to:

• complete the initial funding in order to finance the development of a working prototype

• begin discussions on the website development strategy
• initiate the development of our corporate and marketing materials

Website development - We plan to hire a website development company or individual to begin work on our website. During this time we will develop the website information brochures. The development of the corporate and marketing materials will follow the style of the brand name appearance on the website to maximize the visual impact of the corporate logo and help to build long term brand name recognition.

April - June 2008

During the second three-month period we plan to:
• complete development of a working prototype by the end of June 2008
• seek potential low-cost manufacturers for large volumes of units of the Product
• seek consulting / strategic marketing entities to assist in identifying wholesalers and other entities for sales of the Product
• seek advertising companies to assist in the creation of a large advertising campaign for the Product
• seek other means of selling the Products by maintaining website and preparing other marketing media / brochures

Prototype development - Subject to raising at least $96,000 in gross proceeds from our offering by the end of the first three months, we plan to complete development of a working prototype during this quarter and to seek to engage consultants and manufacturers to begin manufacturing the Product.

July - September 2008

During the third three-month period we plan to:
• travel to China to initiate marketing efforts

• seek to complete negotiations and discussions with the marketing entities engaged in the second quarter in order to execute agreements  with potential toy wholesalers and relevant parties

Marketing development - Subject to raising at least $128,000 in gross proceeds from our offering, by the end of the first six months we plan to travel to China to conduct negotiations with potential marketing providers.

October - December 2008

During the fourth three-month period we plan to:
• continue to enter into negotiations and agreements with the manufacturing and marketing entities engaged in the second quarter
• continue discussions with potential strategic partners

• establish a date for the official launch of the Product

Launch - seek to launch first sales cycle of our Product

Going Concern

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

GENERAL WORKING CAPITAL

We may be wrong in our estimates of funds required in order to proceed with developing a prototype and executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $96,000 from our offering we will not have sufficient funds to develop a prototype. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SECURITY HOLDERS

As of November 1, 2007, there were 8,000,000 shares of common stock issued and outstanding, which were held by five stockholders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of November 1, 2007.

Name	Age	Positions and Offices Held
Lavi Krasney	40	President and Director

Benjamin Resheff	55	Secretary and Director

Asher Zwebner	44	Treasurer

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Lavi Krasney has been our President and Director since the Company’s inception on March 15, 2007. Since 1994 to present, Mr. Krasney has been self-employed and has served as an investment counselor, managing multi-million dollar portfolios for individual clients, various institutions and corporations. From 1991 to 1993, he studied and worked in the management internship program at Bank Hapoalim, which is considered by many to be the most prestigious management trainee program in Israel. Mr. Krasney also served in the Intelligence Corps of the Israeli Army from 1985 to 1988 and thereafter commenced his studies. Mr. Krasney graduated magna cum laude with a B.A. in Economics from the University of Haifa in 1991 and completed his MBA in Finance at the Tel Aviv University in 1994. Mr. Krasney served from March 2004 until November 2006 as a Director of Cdoor Corp (now SinoBiomed Corp.), a publicly-traded company engaged in the manufacture of Biopharmaceutical products. Since March 2007, Mr. Krasney has also served as a Director of Cardio Vascular Medical Device Corp., a company engaged in the development of a unique heart stent.

Benjamin Resheff has served as our Secretary and Director since June 15, 2007. Since 2001 Mr. Resheff has been the President of Idea Plus Ltd., a company based in Ramat Gan, Israel. Idea Plus Ltd. markets new products and patents, including those of ThermoSiv Ltd., a thermal fabric manufacturer controlled by Idea Plus Ltd. From August 2000 to August 2001, he was a vice president of sales and marketing at Optimet Ltd. a company based in Jerusalem, Israel . From 1996 until 2001, Mr. Resheff was the director of business development for Cognitens Ltd., an optical quality control equipment manufacturer in Israel. Mr. Resheff graduated with a BSc. In Electronics and Computer Science from the Technion, Israel Institute of Technology in 1978 and completed his MBA at Manchester University in 2001.

Asher Zwebner has served as our Treasurer since the Company’s inception in March 15, 2007. As of January 1, 2007, Mr. Zwebner has served as the Chief Financial Officer of SinoBiomed Inc., and since October 18, 2007, as the Chief Financial Officer of PCMT Corporation, each a publicly traded company. From November 2004 until October 2006, Mr. Zwebner was also a director of SinoBiomed Inc. Since May 2002, he has also served as the Chief Financial Officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel. From May 2001 until May 2002, Mr. Zwebner served as the Chief Financial Officer of SMC Ventures.com, a strategic consulting firm specializing in mergers and acquisitions and in corporate debt and equity financing activities. From January 2000 until May 2001, Mr. Zwebner acted as CFO for Britanica.com, an educational software company that developed a proprietary e-learning platform technology. . From March 1995 through December 1999, Mr. Zwebner was a senior manager at the Israeli accounting office of Kost Forer and Gabbay, a member of Ernst & Young International. Mr. Zwebner is a CPA in Israel and the United States, and received a BS Degree in Accounting and Finance from Touro College in 1988.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is a Director in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

AUDIT COMMITTEE AND FINANCIAL EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2008.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. Our Directors and officers are engaged in our business activities on a part-time basis. Benjamin Resheff and Lavi Krasney, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Mr. Resheff, is the President of Idea Plus Ltd., one of the companies from which we acquired the marketing rights to the Patented Technology. Mr. Reshef may be faced with a conflict of interest if we are unable to fully perform our obligations pursuant to the Marketing Rights Agreement.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since our inception, nor do we plan to use any part of the offering proceeds to compensate our officers or Directors. We will not pay our officers and Directors any compensation from offering proceeds or any other source until we have revenues from the sale of our Product. The company’s decision to compensate officers will depend on the availability of its cash resources and the company’s need for cash to further the company’s business purposes.

We have no employment agreements with any of our executive officers or employees.
SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Lavi Krasney President and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Benjamin Resheff Secretary and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Asher Zwebner Treasurer	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	We were incorporated on March 15, 2007.

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On June 20, 2007, we sold 2,000,000 shares of our common stock to Mr. Lavi Krasney, our President and Director, for cash payment to us of $200. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 20, 2007, we sold 2,000,000 shares of our common stock to Mr. Asher Zwebner, our Treasurer, for cash payment to us of $200. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 20, 2007, we sold 1,800,000 shares of our common stock to Mr. Benjamin Resheff, our Secretary and Director, for cash payment to us of $180. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of September 30, 2007, the Company owed Mr. Lavi Krasney, our President and Director, $9,200 for a working capital loan received by the Company on September 28, 2007. The loan is unsecured, non-interest bearing, and has no terms or fixed date for repayment. The offering proceeds will not be used to repay the loan.

Benjamin Resheff, our Secretary and Director, is the President of Idea Plus Ltd. On June 20, 2007, the Company entered into a Marketing Rights Agreement with Idea Plus Ltd. and Global Sourcing and Marketing, LLC, pursuant to which we acquired the worldwide marketing rights to the Product in consideration of $60,000 to be paid to Global Sourcing and Marketing, LLC. According to the terms of the agreement, Global Sourcing and Marketing, LLC also has the right to purchase from Majic Wheels, for a period of five years, 100,000 units of produced radio-controlled toy vehicles per year at cost plus fifteen percent (excluding any value added taxes). Idea Plus Ltd. did not receive any payment from Majic Wheels, and does not have any right to purchase units of the Product from Majic Wheels. The Marketing Rights Agreement specifies that should we fail to pay Global Sourcing and Marketing LLC any payment required under the agreement, Global Sourcing and Marketing LLC may terminate the Marketing Rights Agreement and re-activate the Distributor Agreement signed between Michael Taft and Idea Plus Ltd. and Global Sourcing and Marketing LLC on November 21, 2005. As of December 31, 2007, we have paid $10,000 in connection with the Marketing Rights Agreement, with the remaining $50,000 due on June 30, 2008.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 8,000,000 shares of our common stock outstanding as of September 30, 2007.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)
Lavi Krasney	2,000,000	25%

Asher Zwebner	2,000,000	25%

Danny Elbaz	1,800,000	22.5%

Benjamin Resheff	1,800,000	22.5%

Eran Gronich	400,000	5%

All stockholders, and / or Directors and / or executive officers as a group (five persons)	8,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 150,000,000 shares of our Common Stock, $0.0001 par value, of which, as of September 30, 2007, 8,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED STOCK

 We are not authorized to issue shares of preferred stock.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.08 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.08 per share. If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.08 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Benjamin Resheff, and/or Mr Lavi Krasney who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Benjamin Resheff nor Lavi Krasney are not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Majic Wheels Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this SB-2 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C. is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The legal opinion rendered by SRK Law Offices regarding the common stock of Majic Wheels Corp. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

EXPERTS

Our financial statements as of September 30, 2007, and for the period then ended and cumulative from inception (March 15, 2007), appearing in this prospectus and registration statement have been audited by Davis Accounting Group P.C. an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Majic Wheels Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
SEPTMEBER 30, 2007

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of September 30, 2007	F-3

Statements of Operations for the Period Ended
September 30 , 2007, and Cumulative from Inception	F-4

Statement of Stockholders’ (Deficit) for the Period from Inception
Through September 30 , 2007	F-5

Statements of Cash Flows for the Period Ended September 30, 2007, and Cumulative from Inception	F-6

Notes to Financial Statements September 30, 2007	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Majic Wheels Corp.:

We have audited the accompanying balance sheet of Majic Wheels Corp. (a Delaware corporation in the development stage) as of September 30, 2007, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended September 30, 2007, and from inception (March 15, 2007) through September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Majic Wheels Corp. as of September 30, 2007, and the results of its operations and its cash flows for the period ended September 30, 2007, and from inception (March 15, 2007) through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of September 30, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
November 12, 2007

 MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF SEPTEMBER 30, 2007

2007
ASSETS
Current Assets:
Cash in bank	$5,664

Total current assets	5,664

Other Assets:
Patent rights, net of accumulated amortization of $251	3,515
Marketing rights, net of accumlated amortization $4,000	56,000
Deferred offering costs	20,000

79,515

Total Assets	$85,179

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accrued liabilities	$33,536
Marketing rights agreement obligation	50,000
Due to related party - Director and stockholder	9,200

Total current liabilities	92,736
Total liabilities	92,736

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 150,000,000 shares
authorized; 8,000,000 shares issued and outstanding	800
(Deficit) accumulated during the development stage	(8,357)

Total stockholders' (deficit)	(7,557)

Total Liabilities and Stockholders' (Deficit)	$85,179

The accompanying notes to financial statements are
an integral part of this balance sheet.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED SEPTEMBER 30, 2007, AND
CUMULATIVE FROM INCEPTION (MARCH 15, 2007)
THROUGH SEPTEMBER 30, 2007

	Period Ended September 30, 2007	Cumulative From Inception
Revenues	$-	$-

Expenses:
General and administrative-
Amortization	4,251	4,251
Organization costs	2,270	2,270
Transfer agent fees	1,750	1,750
Bank charges	86	86

Total general and administrative expenses	8,357	8,357

(Loss) from Operations	(8,357)	(8,357)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(8,357)	$(8,357)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	4,120,000

The accompanying notes to financial statements are
an integral part of these statements.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (MARCH 15, 2007)
THROUGH SEPTEMBER 30, 2007

	Common stock		Additional Paid-in	(Deficit) Accumulated During the Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - March 15, 2007	$-	$-	$-	$-	$-

Common stock issued for cash	8,000,000	800	-	-	800

Net (loss) for the period	-	-	-	(8,357)	(8,357)

Balance - Sepetember 30, 2007	8,000,000	$800	$-	$(8,357)	$(7,557)

The accompanying notes to financial statements are
an integral part of this statement.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED SEPTEMBER 30, 2007, AND
CUMULATIVE FROM INCEPTION (MARCH 15, 2007)
THROUGH SEPTEMBER 30, 2007

	Period Ended September 30, 2007	Cumulative From Inception

Operating Activities:
Net (loss)	$(8,357)	$(8,357)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Amortization	4,251	4,251
Changes in net liabilities-
Accrued liabilities	33,536	33,536

Net Cash Provided by Operating Activities	29,430	29,430

Investing Activities:
Patent rights	(3,766)	(3,766)
Marketing rights	(10,000)	(10,000)

Net Cash (Used in) Investing Activities	(13,766)	(13,766)

Financing Activities:
Proceeds from issuance of common stock	800	800
Due to related party - Director and stockholder	9,200	9,200
Deferred offering costs	(20,000)	(20,000)

Net Cash (Used in) Financing Activities	(10,000)	(10,000)

Net Increase in Cash	5,664	5,664

Cash - Beginning of Period	-	-

Cash - End of Period	$5,664	$5,664

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

Majic Wheels Corp. (“Majic Wheels” or the “Company”) is a Delaware corporation in the development stage. The Company was incorporated under the laws of the State of Delaware on March 15, 2007. The business plan of the Company is to develop a radio controlled toy vehicle utilizing a patent pertaining to unique adhesive wheels. The patent’s intended use is to enable the radio-controlled toy vehicle to climb inclined and vertical surfaces. The accompanying financial statements of Majic Wheels Corp. were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in 2007, Majic Wheels commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”), and raise capital of up to $160,000 from a self-underwritten offering of 2,000,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the manufacturing and sale of the radio-controlled toy vehicle. Revenues will be recognized for manufacturing and selling activities when the products are delivered to customers, and collection is reasonably assured.

Development Costs

The Company is in the development stage, and primarily involved in the development of a prototype application of a patent. When it has been determined that a prototype can be economically developed, the costs incurred to develop this prototype will be capitalized accordingly. Development costs capitalized will be amortized over the estimated useful life of the product following attainment of commercial production or written-off to expense if the product or project is abandoned.

Patent Rights

The Company obtained the licensing rights to a United States patent from Michael Taft, inventor, on June 21, 2007. The Company incurred $3,766 in costs associated with the Patent Licensing Agreement. Thee costs incurred to acquire the patent rights are being amortized over the five-year term of the Agreement.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended September 30, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2007.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. As of September 30, 2007, the Company had incurred $20,000 in deferred offering costs.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “ Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2007, the carrying value of accrued liabilities and due to related party - Director and stockholder approximated fair value due to the short-term maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2007, and revenues and expenses for the period ended September 30, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage, and its business plan addresses the development of a radio-controlled toy vehicle utilizing certain patent rights pertaining to a Climbing Device. The Company also plans to develop a prototype of the patent application, and then manufacture and market the product.

During the period from March 15, 2007, through September 30, 2007, the Company was incorporated, completed the Patent Licensing Agreement of a patent pertaining to a climbing device, completed a Marketing Rights Agreement for worldwide marketing rights pertaining to its product, issued common stock for stock subscription agreements, and commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the SEC to raise capital of up to $160,000 from a self-underwritten offering of 2,000,000   shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

While management of the Company believes that the Company will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise $160,000 in equity capital, or be successful in the development of a prototype associated with its patent licensing rights, commercialization of the prototype, or sale of its planned product that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception, had negative working capital as of September 30, 2007, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Patent Licensing Agreement

On June 21, 2007, the Company entered into a patent licensing agreement (the “Patent Licensing Agreement”) to acquire the patent rights pertaining to a climbing device (all the rights covered by the registered patent and any future patents, including applications, manufacturing processes, formulae, trade secrets and know-how and any other information, relating to the registered and any future patents, including any data, technology, inventions, discoveries, designs, processes, formulations, models, technical reports, diagrams, software and hardware, ideas, trade and business plans, covered by the registered and any future patents and commercialization) from Michael Taft, an Israeli patent owner (“the Inventor”) in exchange for the Company’s commitment to future royalty payments to the Inventor of four and one half percent of all future revenues received from the exploitation of the climbing device patent. The Company incurred $3,766 in costs associated with obtaining the Patent Licensing Agreement which has a term of five years. The Company recorded amortization of the costs associated with the Patent Licensing Agreement in the amount of $251 for the period ended September 30, 2007.

(4) Marketing Rights

On June 20, 2007, the Company entered into a marketing agreement (the “Marketing Rights Agreement”) with Idea Plus Ltd. (“Idea Plus”) and Global Sourcing and Marketing, LLC (“Global”). Idea Plus and Global had entered into an agreement with the Inventor on November 21, 2005 (the “Previous Agreement”), which granted the companies the exclusive, worldwide, perpetual license to the climbing device patent (see Note 3) which could be used in a radio-controlled toy vehicle. The Marketing Rights Agreement dated June 20, 2007, between Majic Wheels, Idea Plus and Global terminated the Previous Agreement with the Inventor for consideration of $60,000 and the right to purchase from Majic Wheels, for a period of five years, 100,000 units of produced radio-controlled toy vehicles per year, for consideration of cost plus fifteen percent (excluding any value added taxes). As of September 30, 2007, the Company had paid $10,000 in connection with the Marketing Rights Agreement, with the remaining $50,000 due on December 31, 2007.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

(5) Common Stock

On June 20, 2007, the Company issued 8,000,000 shares of common stock valued at a price of $0.0001 per share (par value) for common stock subscriptions receivable of $800. On September 28, 2007, the Company received $800 as full payment for the stock subscriptions receivable.

(6) Income Taxes

The provision (benefit) for income taxes for the period ended September 30, 2007, was as follows (using a 23 percent effective Federal and state income tax rate):

2007
Current Tax Provision:
Federal and state-
Taxable income	$-
Total current tax provision	$-
Deferred Tax Provision:
Federal and state-
Loss carryforwards	$1,923
Change in valuation allowance	(1,923)
Total deferred tax provision	$-

The Company had deferred income tax assets as of September 30, 2007, as follows:

2007
Loss carryforwards	$1,923
Less - Valuation allowance	(1,923)
Total net deferred tax assets	$-

As of September 30, 2007, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $8,357 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2027. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(7) Related Party Transactions

As of September 30, 2007, the Company owed to a Director and stockholder of the Company $9,200 for a working capital loan received by the Company on September 28, 2007. The loan is unsecured, non-interest bearing, and has no terms for repayment.

(8) Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) .” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

MAJIC WHEELS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

In February 2007, the FASB issued SFAS No. 159, " The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115 ," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

(9) Commitments and Contingencies

On June 21, 2007, the Company committed to paying royalties for a five year period to Michael Taft, an inventor, based on four and one half percent of all future revenues received from the exploitation of certain patent rights pertaining to a climbing device, as described in Note 3 above.

As described in Note 4 above, on June 20, 2007, the Company entered into a Marketing Rights Agreement with Idea Plus and Global. The Agreement provides to Idea Plus and Global the right to purchase from Majic Wheels, for a period of five years, 100,000 units per year of produced radio-controlled toy vehicles for consideration of cost plus fifteen percent (excluding any value added taxes).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$14.72

Accounting fees and expenses	10,000

Legal fees and expenses	10,000

Total:	$20,015

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On June 20, 2007, we issued a total of 8,000,000 shares of our common stock to five individuals, including to our Principal Executive Officer and Principal Financial and Accounting Officer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 8,000,000 shares to $800. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Lavi Krasney	2,000,000

Asher Zwebner	2,000,000

Danny Elbaz	1,800,000

Benjamin Resheff	1,800,000

Eran Gronich	400,000

Item 27. Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1*	Articles of Incorporation of the Company

3.2*	By-Laws of the Company

3.3*	Form of Common Stock Certificate of the Company

5.1*	Opinion of Legal Counsel

10.1*	Licensing Agreement dated June 21, 2007, between the Company and the Licensor

10.2*	Marketing Rights Agreement dated June 20, 2007

10.3*	Amendment to Marketing Rights Agreement dated December 26, 2007

23.1	Consent of Davis Accounting Group P.C.

23.2*	Consent of legal counsel (see Exhibit 5.1)

*(previously filed)

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel January 31, 2008.

MAJIC WHEELS CORP.

Date January 31, 2008	By:	/s/ Lavi Krasney
Lavi Krasney
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Lavi Krasney	President and Director (Principal	January 31, 2008
Lavi Krasney	Executive Officer)

/s/ Asher Zwebner	Chief Accounting Officer and Treasurer	January 31, 2008
Asher Zwebner	(Principal Financial Officer)

/s/ Benjamin Resheff	Secretary and Director	January 31, 2008
Benjamin Resheff